Exhibit 2.6

AMENDMENT, ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS AMENDMENT, ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into on May 13, 2004 by and among GCA Holdings, L.L.C., a Delaware limited liability company that shall be converted into a Delaware corporation named GCA Holdings, Inc. (the “Company”) as contemplated in the Securities Purchase Agreement (as defined below), M&C International, a Nevada corporation (the “Seller”), Bank of America Corporation, a Delaware corporation (“BofA”), Karim Mastkatiya and Robert Cucinotta (each, a “Founder” and collectively, the “Founders”), the Persons listed on the Schedule of Assignors attached hereto (each, an “Assignor” and collectively, the “Assignors”) and the Persons listed on the Schedule of Assignees attached hereto (each, an “Assignee” and collectively, the “Assignees”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

WHEREAS, the Company, the Seller, the Founders and the Assignors have entered into that certain Securities Purchase and Exchange Agreement, dated as of April 21, 2004 (the “Securities Purchase Agreement”), pursuant to which the Assignors have agreed to purchase from the Seller, and the Seller has agreed to sell to the Assignors, certain Preferred Units of the Company;

WHEREAS, pursuant to Paragraph 11D of the Securities Purchase Agreement, the Assignors desire to assign to the Assignees all of the Assignors’ rights, interests and obligations in, to and under the Securities Purchase Agreement (including, without limitation, each such Assignor’s right to purchase the Preferred Units), and the Assignees desire to accept such rights and interests (including, without limitation, the right to acquire the Preferred Units) and assume such obligations in accordance with the terms and conditions set forth herein; and

WHEREAS, pursuant to Paragraph 11C of the Securities Purchase Agreement, each of the parties hereto desire to amend the Securities Purchase Agreement as and to the extent set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignment. Each Assignor does hereby assign, convey, transfer and set over to the Assignees, that percentage of all of its present and future right, title and interest in, and obligations under, the Securities Purchase Agreement as set forth on the Schedule of Assignments attached hereto (the “Assigned Percentages”), to have and to hold the same from the date hereof for and during all the rest, residue, and remainder of the term of the Securities Purchase Agreement (including, without limitation, any and all rights and remedies derived by each such Assignor under any representation, warranty, agreement or covenant executed by any Person in favor of each such Assignor under the Securities Purchase Agreement, and including, without limitation, all rights to acquire, purchase and receive the Preferred Units allocated to such Assignor in the Securities Purchase Agreement), subject nevertheless to all the terms, provisions, covenants and conditions set forth therein.

2. Assumption. Each Assignee assumes its applicable Assigned Percentages of all of the duties and obligations of the Assignors under the Securities Purchase Agreement, and does hereby assume the performance of and does hereby agree to perform, observe and be subject to, all the terms, provisions, covenants and conditions contained in the Securities Purchase Agreement, which were or are to be performed or observed by or are applicable to the Assignors thereunder, and all references to “Purchasers” in the Securities Purchase Agreement shall be deemed to include reference to each Assignee. The parties hereto agree that with respect to the interests assigned by the Summit Investors to HarbourVest VI-GCA LLC and the GM Investors, the Summit Investors shall be fully and forever released from all obligations assumed by such Assignees.

3. Schedule of Purchasers. The Schedule of Purchasers attached to the Securities Purchase Agreement is hereby amended in its entirety to read as set forth in Exhibit A attached hereto.

4. Opinions of the Company’s and the Seller’s Counsels. Paragraph 2K of the Securities Purchase Agreement is hereby amended in its entirety to read as follows:

“2K. Opinions of the Company’s and the Seller’s Counsels. The Purchasers shall have received from Morrison & Foerster LLP, counsel for the Company, and Beckley Singleton Chtd., special counsel to the Seller, and from the Company’s regulatory counsels, opinions in substantially the form of Exhibit G attached hereto, which shall be addressed to the Purchasers and dated as of the Closing Date and in form and substance reasonably satisfactory to the Purchasers.”

5. Opinions of Purchasers’ Special Counsels. Paragraph 3I of the Securities Purchase Agreement is hereby amended in its entirety to read as follows:

“3I. Opinions of Purchasers’ Special Counsels. The Seller and the Company shall have received from each of Kirkland & Ellis LLP, special counsel to the Summit Investors, in-house counsel to the Tudor Investors, Weil, Gotshal & Manges LLP, special counsel to the GM Investors, and Debevoise & Plimpton LLP, special counsel to the HarbourVest Investor, an opinion in the form of Exhibit K attached hereto regarding the authorization and execution of this Agreement and the other agreements contemplated herein by the Purchasers, as applicable, which shall be addressed to the Seller and the Company and dated as of the Closing Date.”

6. Revised Definitions. The following definitions in Section 9 of the Securities Purchase Agreement are hereby amended as follows:

(a) The definition of “Summit Investors” is hereby amended in its entirety to read as follows:

“Summit Investors” means Summit/GCA Holdings, LLC.

(b) The definition of “Tudor Investors” is hereby amended in its entirety to read as follows:

“Tudor Investors” means TPT GCA Investment Ltd., Tudor Ventures GCA Investment Ltd. and Tudor Funds GCA Investment Ltd.

7. New Definitions. Section 9 of the Securities Purchase Agreement is hereby amended to add the following definitions to such Section:

“GM Investors” means Casino Cash Access Corp., on behalf of GM Capital Partners I, L.P., its sole stockholder, and JPMorgan Chase Bank, as Trustee for First Plaza Group Trust.”

“HarbourVest Investor” means HarbourVest VI-GCA LLC.”

8. Revised Exhibits. The Parties hereto agree that to the extent that the parties to the agreements set forth in the Exhibits to the Securities Purchase Agreement mutually agree to execute and deliver agreements that differ in form from those set forth in such Exhibits, such Exhibits shall be in the form of the agreements actually executed and delivered at the Closing, and to the extent there are any changes to the form of Exhibits attached to the Securities Purchase Agreement, all references to the Exhibits in the Securities Purchase Agreement and herein shall mean the form of the agreements actually executed and delivered at the Closing.

9. Revised Exhibit M. Exhibit M to the Securities Purchase Agreement is hereby amended in its entirety to read as set forth on Annex I attached hereto.

10. Fees and Expenses. The first sentence of Paragraph 11A of the Securities Purchase Agreement is hereby amended in its entirety to read as follows:

“At the Closing, the Company shall pay (or reimburse the applicable Persons hereunder for) all fees and expenses (including reasonable fees and expenses of legal counsel, accountants, consultants and other representatives) incurred by the Company, the Summit Investors, the Tudor Investors and the Seller in connection with this Agreement and the consummation of the transactions contemplated hereby.”

11. Successors and Assigns. The first sentence of Paragraph 11D of the Securities Purchase Agreement is hereby amended in its entirety to read as follows:

“This Agreement and all of the covenants and agreements contained herein and all of the rights, interests and obligations hereunder, by or on behalf of any of the Parties hereto, including any successor trusts or trustees, shall bind and inure to the benefit of the respective successors and assigns of the Parties hereto whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by the Seller, or assigned or delegated by the Company, without the prior written consent of all of the Purchasers.”

12. Full Force and Effect. Other than as modified in accordance with the foregoing provisions, the Securities Purchase Agreement shall remain in full force and effect in accordance with its terms.

13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any successor trusts or trustees.

14. Counterparts. This Agreement may be executed in counterparts (including by means of telecopied signature pages), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

15. Governing Law. This Agreement shall be construed, interpreted, enforced and governed by and under the laws of the State of Delaware without regard to its choice of law rules.

16. Captions. The captions herein are for convenience of reference only and shall not be construed as a part of this Agreement.

*     *     *     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GCA HOLDINGS, L.L.C.

By:	/s/ KARIM MASKATIYA
Its:	Chairman

M & C INTERNATIONAL

By:	/s/ ROBERT CUCINOTTA
Its:	Secretary

/s/ KARIM MASKATIYA
Karim Maskatiya

/s/ ROBERT CUCINOTTA
Robert Cucinotta

(Continuation of Signature Page to Amendment, Assignment and Assumption Agreement)

SUMMIT VENTURES VI-A, L.P.

By:	Summit Partners VI (GP), L.P.
Its:	General Partner

By:	Summit Partners VI (GP), LLC
Its:	General Partner

By:	/s/ WALTER KORTSCHAK
Its:	Member

SUMMIT VENTURES VI-B, L.P.

By:	Summit Partners VI (GP), L.P.
Its:	General Partner

By:	Summit Partners VI (GP), LLC
Its:	General Partner

By:	/s/ WALTER KORTSCHAK
Its:	Member

SUMMIT VI ADVISORS FUND, L.P.

By:	Summit Partners VI (GP), L.P.
Its:	General Partner

By:	Summit Partners VI (GP), LLC
Its:	General Partner

By:	/s/ WALTER KORTSCHAK
Its:	Member

SUMMIT VI ENTREPRENEURS FUND, L.P.

By:	Summit Partners VI (GP), L.P.
Its:	General Partner

By:	Summit Partners VI (GP), LLC
Its:	General Partner

By:	/s/ WALTER KORTSCHAK
Its:	Member

(Continuation of Signature Page to Amendment, Assignment and Assumption Agreement)

SUMMIT INVESTORS VI, L.P.

By:	Summit Partners VI (GP), L.P.
Its:	General Partner

By:	Summit Partners VI (GP), LLC
Its:	General Partner

By:	/s/ WALTER KORTSCHAK
Its:	Member

SUMMIT/GCA HOLDINGS, LLC

By:	Summit Ventures VI-A, L.P.
Its:	Manager

By:	Summit Partners VI (GP), L.P.
Its:	General Partner

By:	Summit Partners VI (GP), LLC
Its:	General Partner

By:	/s/ WALTER KORTSCHAK
Its:	Member

(Continuation of Signature Page to Amendment, Assignment and Assumption Agreement)

TUDOR VENTURES II L.P.

By:	Tudor Ventures Group L.P., General Partner
By:	Tudor Ventures Group LLC, General Partner

	By:	/s/ ROBERT P. FORLENZA
	Name:	Robert P. Forlenza
	Title:	Managing Director

THE RAPTOR GLOBAL PORTFOLIO LTD.

By:	Tudor Investment Corporation, Investment Adviser

	By:	/s/ ROBERT P. FORLENZA
	Name:	Robert P. Forlenza
	Title:	Managing Director

THE TUDOR BVI GLOBAL PORTFOLIO LTD.

By:	Tudor Investment Corporation, Trading Advisor

	By:	/s/ ROBERT P. FORLENZA
	Name:	Robert P. Forlenza
	Title:	Managing Director

THE ALTAR ROCK FUND L.P.

By:	Tudor Investment Corporation, General Partner

	By:	/s/ ROBERT P. FORLENZA
	Name:	Robert P. Forlenza
	Title:	Managing Director

TUDOR PROPRIETARY TRADING, L.L.C.

	By:	/s/ ROBERT P. FORLENZA
	Name:	Robert P. Forlenza
	Title:	Managing Director

(Continuation of Signature Page to Amendment, Assignment and Assumption Agreement)

TPT GCA INVESTMENT LTD.

By:	/s/ ROBERT P. FORLENZA
Name:	Robert P. Forlenza
Title:	Director

TUDOR VENTURES GCA INVESTMENT LTD.

By:	/s/ ROBERT P. FORLENZA
Name:	Robert P. Forlenza
Title:	Director

TUDOR FUNDS GCA INVESTMENT LTD.

By:	/s/ ROBERT P. FORLENZA
Name:	Robert P. Forlenza
Title:	Director

(Continuation of Signature Page to Amendment, Assignment and Assumption Agreement)

HARBOURVEST VI-GCA LLC

By:	HarbourVest Partners VI-Direct Fund L.P.
Its:	Sole Member

By:	HarbourVest VI-Direct Associates LLC
Its:	General Partner

By:	HarbourVest Partners, LLC
Its:	Managing Member

By:	/s/ OFER NEMIROVSKY
Its:	Managing Director

(Continuation of Signature Page to Amendment, Assignment and Assumption Agreement)

CASINO CASH ACCESS CORP., ON BEHALF OF GM CAPITAL PARTNERS I, L.P., ITS SOLE STOCKHOLDER

By:	/s/ BRIAN S. KORN
Its:	President & Secretary

JPMORGAN CHASE BANK, AS TRUSTEE FOR FIRST PLAZA GROUP TRUST

By:	/s/ MARC PINSKY
Its:	Assistant Vice President

(Continuation of Signature Page to Amendment, Assignment and Assumption Agreement)

BANK OF AMERICA CORPORATION

By:	/s/ TOM HOUGHTON
Its:	Senior Vice President

SCHEDULE OF ASSIGNORS

Summit Ventures VI-A, L.P.

Summit Ventures VI-B, L.P.

Summit VI-Advisors Fund, L.P.

Summit VI Entrepreneurs Fund, L.P.

Summit Investors VI, L.P.

Tudor Ventures II, L.P.

The Altar Rock Fund, L.P.

The Raptor Global Portfolio Ltd.

Tudor Proprietary Trading, L.L.C.

The Tudor BVI Global Portfolio, Ltd.

SCHEDULE OF ASSIGNEES

Summit/GCA Holdings, LLC

TPT GCA Investment Ltd.

Tudor Ventures GCA Investment Ltd.

Tudor Funds GCA Investment Ltd.

HarbourVest VI-GCA LLC

Casino Cash Access Corp., on behalf of GM Capital Partners I, L.P., its sole stockholder

JPMorgan Chase Bank, as Trustee for First Plaza Group Trust

SCHEDULE OF ASSIGNMENTS

Rights Prior to Assignments:

Assignor	Class A Preferred Units Entitled to Purchase Prior to Assignment	Class B Preferred Units Entitled to Purchase Prior to Assignment
Summit Ventures VI-A, L.P.	126.1972	30.2569
Summit Ventures VI-B, L.P.	52.6301	12.6178
Summit VI Entrepreneurs Fund, L.P.	4.0300	0.9661
Summit VI Advisors Fund, L.P.	2.6250	0.6291
Summit Investors VI, L.P.	0.7161	0.1719
Tudor Ventures II, L.P.	19.2672	4.6194
Tudor Proprietary Trading, L.L.C.	3.3944	0.8138
Tudor BVI Global Portfolio Ltd.	6.3345	1.5187
The Altar Rock Fund L.P.	0.3130	0.0751
The Raptor Global Portfolio Ltd.	28.4925	6.8312

Total	244.0000	58.5000

Assignments:

1. Assignor: Summit Ventures VI-A, L.P.

Assignees	Percentage of Rights Assigned	Class A Preferred Units Assigned	Class B Preferred Units Assigned
Summit/GCA Holdings, LLC	83.44370%	105.3036	25.2475
HarbourVest VI-GCA LLC	8.27815%	10.4468	2.5047
Casino Cash Access Corp., on behalf of GM Capital Partners I, L.P., its sole stockholder	4.74624%	5.9896	1.4361
JPMorgan Chase Bank, as Trustee for First Plaza Group Trust	3.53191%	4.4572	1.0686

Total	100.00000%	126.1972	30.2569

2. Assignor: Summit Ventures VI-B, L.P.

Assignees	Percentage of Rights Assigned	Class A Preferred Units Assigned	Class B Preferred Units Assigned
Summit/GCA Holdings, LLC	83.44370%	43.9165	10.5288
HarbourVest VI-GCA LLC	8.27815%	4.3568	1.0445
Casino Cash Access Corp., on behalf of GM Capital Partners I, L.P., its sole stockholder	4.74624%	2.4980	0.5989
JPMorgan Chase Bank, as Trustee for First Plaza Group Trust	3.53191%	1.8588	0.4456

Total	100.00000%	52.6301	12.6178

3. Assignor: Summit VI Entrepreneurs Fund, L.P.

Assignees	Percentage of Rights Assigned	Class A Preferred Units Assigned	Class B Preferred Units Assigned
Summit/GCA Holdings, LLC	83.44370%	3.3628	0.8061
HarbourVest VI-GCA LLC	8.27815%	0.3336	0.0800
Casino Cash Access Corp., on behalf of GM Capital Partners I, L.P., its sole stockholder	4.74624%	0.1913	0.0459
JPMorgan Chase Bank, as Trustee for First Plaza Group Trust	3.53191%	0.1423	0.0341

Total	100.00000%	4.0300	0.9661

4. Assignor: Summit VI Advisors Fund, L.P.

Assignees	Percentage of Rights Assigned	Class A Preferred Units Assigned	Class B Preferred Units Assigned
Summit/GCA Holdings, LLC	83.44370%	2.1904	0.5249
HarbourVest VI-GCA LLC	8.27815%	0.2173	0.0521
Casino Cash Access Corp., on behalf of GM Capital Partners I, L.P., its sole stockholder	4.74624%	0.1246	0.0299
JPMorgan Chase Bank, as Trustee for First Plaza Group Trust	3.53191%	0.0927	0.0222

Total	100.00000%	2.6250	0.6291

5. Assignor: Summit Investors VI, L.P.

Assignees	Percentage of Rights Assigned	Class A Preferred Units Assigned	Class B Preferred Units Assigned
Summit/GCA Holdings, LLC	83.44370%	0.5975	0.1435
HarbourVest VI-GCA LLC	8.27815%	0.0593	0.0142
Casino Cash Access Corp., on behalf of GM Capital Partners I, L.P., its sole stockholder	4.74624%	0.0340	0.0081
JPMorgan Chase Bank, as Trustee for First Plaza Group Trust	3.53191%	0.0253	0.0061

Total	100.00000%	0.7161	0.1719

6. Assignor: Tudor Ventures II, L.P.

Assignee	Percentage of Rights Assigned	Class A Preferred Units Assigned	Class B Preferred Units Assigned
Tudor Ventures GCA Investment Ltd.	100.00%	19.2672	4.6194

7. Assignor: Tudor Proprietary Trading, L.L.C.

Assignee	Percentage of Rights Assigned	Class A Preferred Units Assigned	Class B Preferred Units Assigned
TPT GCA Investment Ltd.	100.00%	3.3944	0.8138

8. Assignor: Tudor BVI Global Portfolio Ltd.

Assignee	Percentage of Rights Assigned	Class A Preferred Units Assigned	Class B Preferred Units Assigned
Tudor Funds GCA Investment Ltd.	100.00%	6.3345	1.5187

9. Assignor: The Altar Rock Fund L.P.

Assignee	Percentage of Rights Assigned	Class A Preferred Units Assigned	Class B Preferred Units Assigned
Tudor Funds GCA Investment Ltd.	100.00%	0.3130	0.0751

10. Assignor: The Raptor Global Portfolio Ltd.

Assignee	Percentage of Rights Assigned	Class A Preferred Units Assigned	Class B Preferred Units Assigned
Tudor Funds GCA Investment Ltd.	100.00%	28.4925	6.8312